Exhibit 99.1

REVOCABLE PROXY – WINTON FINANCIAL CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF WINTON FINANCIAL CORPORATION FOR THE WINTON FINANCIAL CORPORATION SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON DECEMBER 3, 2004

The undersigned shareholder of Winton Financial Corporation, an Ohio corporation (“Winton”), hereby constitutes and appoints Robert E. Hoeweler and Henry L. Schulhoff, or either of them, the Proxy or Proxies of the undersigned, with full power of substitution and resubstitution, to vote at the Special Meeting of Shareholders of Winton to be held at Dante’s Restaurant, 5510 Rybolt Road, Cincinnati, Ohio on December 3, 2004, at 10:00 a.m. (the “Special Meeting”), all of the shares of Winton which the undersigned is entitled to vote at the Special Meeting, or at any adjournment thereof, on each of the proposals listed on the reverse side of this Proxy, all of which are described in the accompanying Proxy Statement/Prospectus:

A    Issues

The Board of Directors recommends a vote FOR proposal 1.

1. Adoption of the Agreement and Plan of Merger dated as of August 25, 2004 by and among WesBanco, Inc., a West Virginia corporation, WesBanco Bank, Inc., a West Virginia corporation and a wholly owned subsidiary of WesBanco, Winton Financial Corporation, and The Winton Savings and Loan Co., an Ohio savings and loan association and wholly owned subsidiary of Winton, and approval of the related merger of Winton with and into WesBanco as contemplated by the Agreement and Plan of Merger.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2. In their discretion, upon such other business as may properly come before the Special Meeting.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. Unless otherwise specified, the shares will be voted FOR proposal 1.

B    Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

All Proxies previously given by the undersigned are hereby revoked. Receipt of the Notice of the Special Meeting of Shareholders of Winton and of the accompanying Proxy Statement/Prospectus is hereby acknowledged.

Please sign exactly as your name appears on your Stock Certificate(s). Executors, Administrators, Trustees, Guardians, Attorneys and Agents should give their full titles.

Signature	Signature

Dated:	Dated:

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF WINTON. PLEASE SIGN, DATE AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE U.S.A.